BRANDEN T. BURNINGHAM
                            ATTORNEY AT LAW
                     455 EAST 500 SOUTH, SUITE 205
                      SALT LAKE CITY, UTAH 84111



January 26, 2005

Board of Directors
Han Logistics, Inc.
5925 Starcrest Avenue
Reno, Nevada 89523

Ladies and Gentlemen:

     I have acted as counsel to Han Logistics, Inc., a Nevada corporation (the "Company"), in connection with Amendment No. 5 to the Registration Statement on Form SB-2 (the "Registration Statement"), that is being filed with the U.S. Securities and Exchange Commission under Section 5 of the Securities Act of 1933 on or about the date hereof. The Registration Statement relates to a maximum of 250,000 shares (the "Shares") of common stock, $.001 par value per share, being offered by the Company.

     In connection with this opinion, I have examined the Company's Articles of Incorporation; the Company's Bylaws; minutes of the Company's corporate proceedings and unanimous written consents in lieu thereof, as made available to me by the executive officers and directors of the Company; executed copies of such Registration Statement, and all exhibits thereto in the form filed with the Commission; and such matters of law deemed necessary by us in order to deliver the within opinion.

     In the course of my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, I have relied upon information furnished to me by the executive officers and directors of the Company.

     On the basis of the foregoing, and solely in reliance thereon, I am of the opinion that the Shares have been duly authorized and, upon effectiveness of the Registration Statement by order of the Securities and Exchange Commission and the necessary state securities authorities and upon delivery of the Shares to subscribers against payment therefor in the manner described in the Registration Statement, the Shares have been or will be validly issued, fully-paid and nonassessable.

Board of Directors
Han Logistics, Inc.
January 26, 2005

I hereby consent to the filing of this letter as Exhibit (5) to the Registration Statement and to the reference to me in the Registration Statement.

                                     Sincerely yours,

                                     /s/ Branden T. Burningham

                                     Branden T. Burningham